                                                                    EXHIBIT 10.4

                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                                    TMCT, LLC

                                   AS LANDLORD


                                       AND


                            THE TIMES MIRROR COMPANY

                                    AS TENANT

                                    TABLE OF CONTENTS

                                                                                    Page
                                                                                    ----

1. Lease..............................................................................1

2. Use  ..............................................................................1

3. Term ..............................................................................2

4. Rent ..............................................................................2

5. Maintenance and Repair.............................................................4

6. Alterations and Additions..........................................................4

7. Liens..............................................................................5

8. Assignment and Subletting..........................................................5

9. Exemption of Landlord from Liability...............................................7

10 Triple Net Lease...................................................................7

11 Tenant's Environmental Representations and Indemnification of Landlord.............7

12. Indemnification of Landlord.......................................................9

13. Insurance.........................................................................9

14. Waiver of Subrogation............................................................11

15. Utilities and Services...........................................................11

16. Real Property Taxes..............................................................11

17. Damage or Destruction............................................................12

18. Condemnation.....................................................................13

19. Default..........................................................................14

20. Remedies.........................................................................15

21. Interest on Past-Due Obligations; Late Charge....................................17

22. Holding Over.....................................................................17

23. Quiet Enjoyment..................................................................17

24. Estoppel Certificate.............................................................17



25. Surrender of Premises............................................................17

26. Notices..........................................................................18

27  Option to Purchase...............................................................18

28. Defined Terms and Headings.......................................................20

29. Enforceability...................................................................20

30. Commissions......................................................................20

31. Attorneys' Fees..................................................................20

32. Time and Applicable Law..........................................................20

33. Successors and Assigns...........................................................21

34. Entire Agreement.................................................................21

35. Recordation......................................................................21

36. Exhibits.........................................................................21

37. Covenants and Conditions.........................................................21

38. Survival.........................................................................21

39. No Joint Venture.................................................................21

40. Calendar Days and Business Days..................................................21

41. Subordination, Nondisturbance and Attornment.....................................21

42. Counterparts.....................................................................22

43. Waiver...........................................................................22

44. Landlord's Access................................................................22

45. Business Improvement Districts...................................................22


                                    Exhibits
                                    --------

Exhibit A - Legal Description

Exhibit B - Memorandum of Lease

                                 LEASE AGREEMENT


        THIS LEASE AGREEMENT ("Lease") is made and entered into as of August 8, 1997 ("Commencement Date"), by and between THE TIMES MIRROR COMPANY, a Delaware corporation ("Tenant"), and TMCT, LLC, a Delaware limited liability company ("Landlord").

                                 R E C I T A L S

        WHEREAS, concurrent herewith Landlord is obtaining the fee interest in the Premises from Tenant's subsidiaries in the form of a capital contribution;

        WHEREAS, as a condition to such capital contribution, Tenant is requiring that Landlord lease the Premises to Tenant; and

        WHEREAS, Landlord is only willing to lease the Premises to Tenant on the terms set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

                                    AGREEMENT

        1. LEASE. Landlord hereby leases to Tenant and Tenant leases from Landlord certain real estate owned by Landlord and located in the states of California, Connecticut, Maryland, Missouri and New York (each parcel of real property a "Parcel", collectively "Parcels"), together with all buildings, improvements, equipment and fixtures located on or attached to said real estate now or during the Term of this Lease (each Parcel, together with the improvements, equipment and fixtures located on or attached to said parcel, a "Property" and collectively the "Premises"), which Properties are listed in Exhibit A and which Parcels are more particularly described in Exhibits A-1 through Exhibits A-8 attached hereto and incorporated herein by this reference. Tenant acknowledges that its subsidiaries have occupied the Premises for an extended period of time prior to the Commencement Date and Tenant agrees to lease the Premises on an "as-is" and "with all faults" basis.

        2. USE. The Premises may be used by Tenant in the manner used by Tenant's subsidiaries prior to the Commencement Date. The Premises may also be used by Tenant for any use permitted by applicable zoning and other applicable law, so long as any such new use does not reduce the fair market value of the Premises. Tenant shall not allow the Premises to be used for any unlawful purpose, nor shall Tenant cause or maintain or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer the commission of any waste in, on, or about the Premises. Tenant shall comply with all governmental laws, ordinances, regulations, directives, covenants and restrictions of record ("Regulations") applicable to the use and its occupancy of the Premises, and shall promptly comply with the Regulations for the prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant's sole expense. If, as a result of any change in the Regulations, the Premises must be altered to lawfully accommodate Tenant's use and occupancy, such alterations shall be made solely at Tenant's expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way jeopardize the coverage of insurance thereon.

        3. TERM. The term (the "Term") of this Lease shall be for the period commencing upon the Commencement Date (as defined in the initial paragraph of this Lease) and ending twelve (12) years thereafter (the "Initial Term") or the last day of any Additional Term (the "Termination Date"), unless sooner terminated as herein provided. At Tenant's option, Tenant may extend the Term for up to two (2) additional terms (each an "Additional Term", and, collectively, the "Additional Terms") if but only if (i) this Lease shall not have been terminated pursuant to any of the provisions hereof, and (ii) Tenant is not in default hereunder unless such default is commercially impractical to cure. Tenant may exercise such options by giving Landlord written notice (the "Extension Notice") at least one (1) year prior to the expiration of the current term. Each Additional Term shall be for twelve (12) years and commence (i) on the expiration of the Initial Term, with respect to the first Additional Term, and (ii) on the expiration of the first Additional Term with respect to the second Additional Term.

               3.1 Upon the giving by Tenant to Landlord of the Extension Notice, the current Term shall be deemed to be automatically extended upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease (excluding any previously exercised or extinguished option to extend) except that Rent during such extension shall be determined as provided in Section 4.

               3.2 If Tenant fails or omits to give Landlord the Extension Notice, it shall be deemed, without further notice and without further agreement between the parties hereto, that Tenant elected not to exercise the options granted Tenant pursuant to this Section 3 to extend the Term. Failure by Tenant to exercise any option to extend the Term for an Additional Term shall result in expiration and termination of any and all subsequent options to extend the Term hereof.

        4.     RENT.

               4.1 For the period beginning on the Commencement Date through and including the Termination Date, Tenant shall pay as rent (the "Rent") for the Premises: (i) the amount (the "Base Rent") each calendar month as provided in this Section 4, (ii) the cost of all utilities and services as set forth herein, (iii) the cost of insurance as set forth herein and (iv) the cost of the Real Property Tax as set forth in
        Section 16. Each payment of Base Rent made pursuant to this Section 4 shall be made in advance on the first day of each calendar month. If the Term commences or ends on a date other than the first day of the month, the installment for any partial month shall be prorated on the basis of thirty (30) calendar days per month.

               4.2. The Base Rent shall be paid in monthly installments as set forth herein, without deduction or offset, in such currency of the United States as at the time shall be legal tender for the payment of public and private debts, at such place as Landlord may designate from time to time.

               4.3 The Base Rent payable by Tenant during the Initial Term shall be Two Million Seventy Thousand Two Hundred Ninety-One Dollars and Seventy Cents ($2,070,291.70) per month ($24,843,500.00 per year).

               4.4 The Base Rent payable during each Additional Term shall be at Fair Market Rental Value, which shall be determined as follows:

                      4.4.1 Within thirty (30) days after Landlord receives
               Tenant's Extension Notice, Landlord and Tenant shall mutually agree upon and appoint one appraiser to determine the fair market rental value of the Premises. If Landlord and Tenant are unable to agree upon a single appraiser to appraise the fair market rental value of the Premises within such thirty day period, then Landlord and Tenant shall each appoint an appraiser within sixty
               (60) days after Landlord receives Tenant's Extension Notice to determine the fair market rental value of each Property (a single appraiser may appraise more than one Property and Landlord and Tenant shall each use best efforts to minimize the total number of appraisers appointed), and notice of each such appointment shall be given to the other party. For each Property, the appraisers thus appointed shall proceed to determine such fair market rental value for such Property within thirty (30) days after notice of their appointment.

                      4.4.2 If the parties were unable to agree on a single
               appraiser to appraise the fair market rental value of the Premises, then within fifteen (15) days after the parties have each appointed appraisers pursuant to Subsection 4.4.1, the appraisers appointed for each Property shall join to appoint a third appraiser to appraise such Property and if they fail so to appoint such third appraiser within such period, the third appraiser shall be appointed by the court exercising such functions in the jurisdiction in which the Property is located except that if the court will not do so the third appraiser shall be appointed by the American Arbitration Association or similar organization performing such functions, and such third appraiser shall then individually determine the fair market rental value for such Property within thirty (30) days of notice of appointment.

                      4.4.3 If Landlord and Tenant fail to appoint a single
               appraiser to appraise the fair market rental value of the Premises, then the average of the fair market rental values contained in the two closest appraisals shall constitute the fair market rental value of such Property, and such determination shall be binding upon each of the parties. In the event that there are not two closest appraisals (e.g., if the middle appraisal is exactly halfway between the highest and lowest appraisals), then the middle appraisal shall be binding upon each of the parties. The fair market rental value of the Premises shall be equal to the sum of the fair market rental values of each Property.

                      4.4.4 All appraisers appointed hereunder shall be
               competent, qualified by training and experience in the County in which the Property(ies) they are appraising is located, disinterested and independent and shall be members in good standing of the American Institute of Real Estate Appraisers or its successor and all appraisal reports shall be rendered in writing and signed by the appraiser or appraisers making the report.

                      4.4.5 For purposes of this Section 4, the term "fair
               market rental value" means the rental rate, including all escalations, at which tenants lease comparable space as of the commencement of the Option Term. In determining the fair market rental value, an appraiser shall take into account the terms of this Lease, including but not limited to such terms as the option to purchase and the triple net lease provisions. For this purpose, "comparable space" shall be space that is:

                      (a) Not subject to another tenant's expansion rights;

                      (b) Not leased to a tenant that holds an ownership
               interest in the landlord;

                      (c) Not leased to a tenant under a renewal or an extension of a lease;

                      (d) Comparable in size, location, and quality to the
               Property; provided, however, that the size and quality of the Property shall be determined as if any capital improvements (as that term is defined in Subsection 27.3.3) made by Tenant or a subtenant had not been made and, instead, any improvements replaced by a capital improvement had remained and had been maintained, repaired and/or replaced as required under this Lease;

                      (e) Leased for a term comparable to the Additional Term;
               and

                      (f) Suitable for the tenant's use in an "as-is" condition
               without the need for any tenant improvement allowance.

                      4.4.6 Landlord and Tenant shall each be solely responsible for the costs, fees and expenses of the appraisers that they appoint pursuant to Subsection 4.4.1. All costs, fees and expenses of the appraisers appointed pursuant to Paragraph 4.4.2 shall be divided equally between Landlord and Tenant.

        5. MAINTENANCE AND REPAIR. Tenant shall at all times keep in good condition and repair the Premises and every part thereof, structural and non-structural, including, without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, and all gardening, landscaping, driveways, parking lots, fences and signs located on the Premises and sidewalks and parkways adjacent to the Premises. Notwithstanding the foregoing, Tenant shall have the rights specified in Sections 6 and 17 below. It is hereby understood and agreed that other than its obligations under
Section 17 below, Landlord has no other obligation to repair and maintain the Premises or any part thereof, all of which obligations are intended to be that of Tenant. Tenant expressly waives to the extent permitted by law the benefit of any statute or other law or regulation now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

        6. ALTERATIONS AND ADDITIONS. Tenant shall be permitted to make any alterations, improvements, additions, or installations ("Improvements") in, on or about the Premises; provided, however, that Tenant shall not make any of the following Improvements without the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed: (i) any Improvement which will result in a modification to the footprint of any load bearing exterior wall of any building or any material portion thereof located on any Parcel; (ii) any single project of which one or more Improvements is a part costing (including all costs that are capitalized according to GAAP standards) in excess of Fifteen Million Dollars ($15,000,000); (iii) any Improvement which will render any building on any Parcel unusable for the general purpose for which such building was used prior to the construction of such Improvement. Tenant shall be responsible for payment of all governmental fees and costs imposed in connection with the Improvements and/or the use of the Premises by Tenant, and Landlord shall not have any obligation in that regard. Tenant shall properly construct any and all Improvements in compliance with all applicable laws and shall not make Improvements which reduce the fair market value of the Premises. Promptly after the completion of any Improvements, Tenant shall provide Landlord with as-built plans and specifications for such Improvements. All Improvements which may be made on the Premises by Tenant or any subtenant shall be made in compliance with all applicable Regulations, and any such Improvements shall be the sole and exclusive property of Tenant during the Term of this Lease; provided that any such Improvements (other than Tenant's trade fixtures and personal property, which Tenant may elect to remove at the expiration or earlier termination of this Lease pursuant to Section 25) shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration or prior termination of the Lease.

        7. LIENS. Tenant shall keep the Premises and Tenant's interest in the Premises free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within thirty (30) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses, including attorneys' fees, incurred by it in connection therewith shall be payable to Landlord by Tenant on demand. If Tenant shall, in good faith, contest the validity of any such lien, then Tenant shall, after prior written notice to Landlord, at its sole cost and expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Landlord or the Premises, provided that (i) neither the Premises nor any part thereof would be in any danger of being sold, forfeited, lost or interfered with, and (ii) Tenant shall furnish to Landlord a surety bond in form and from a surety reasonably satisfactory to Landlord in an amount equal to one hundred fifty percent (150%) of such contested lien indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien.

        8.     ASSIGNMENT AND SUBLETTING.

        8.1 Tenant may not assign the Lease without the prior written consent of Landlord, which consent may be withheld in Lessor's sole discretion. Notwithstanding this limitation, Tenant may assign the Lease without the consent of Lessor to an affiliate of Tenant (provided, however, that any event or combination of events which results in such entity ceasing to be an affiliate of Tenant shall be considered to be an assignment, requiring the consent of Landlord hereunder) or to an entity acquiring the entire business of Tenant (and its affiliates) as carried out in the Premises. Any assignee of Tenant must assume Tenant's obligations under the Lease in a form acceptable to Landlord and Tenant shall not be relieved from its liability under the Lease by reason of any assignment. Tenant shall provide Lessor with a copy of any assignment of the Lease.

        8.2 Tenant shall have the right to sublease any portion of the Premises with the consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Lessor's consent to sublease a portion of the Premises shall not be required (i) if the sublease is to an affiliate of Tenant (provided, however, that any event or combination of events which results in such entity ceasing to be an affiliate of Tenant shall be considered to be a sublease to a non-affiliate of Tenant, requiring the consent of Landlord hereunder) or an entity acquiring the entire business of Tenant or Tenant's affiliate being conducted at the portion of the Premises so sublet, or (ii) if the space to be sublet, plus any other space previously sublet to non-affiliates without Landlord's consent, together total not more than ten percent (10%) of the square footage of the structures located on the Parcels.

        9. EXEMPTION OF LANDLORD FROM LIABILITY. Except with respect to its obligations under Section 17 below with respect to casualties, Landlord shall not be liable to Tenant and Tenant hereby assumes all risks and waives all claims against Landlord for any damage to any property or any injury to or death of any person in or about the Premises by or from any cause whatsoever arising at any time, and without limiting the generality of the foregoing, whether caused by fire, steam, electricity, gas, water, or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, acts of third parties, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Landlord. In further explanation of and not in limitation of the foregoing provisions of this Section 9, Landlord shall only remain liable for any damage to any property or any injury to or death of any person in or about the Premises which may result from the active negligence or willful acts or omissions of Landlord, or its agents, or employees or contractors.

        10. TRIPLE NET LEASE. This Lease is intended to be a "triple net" lease and it should be interpreted accordingly.

        11. TENANT'S ENVIRONMENTAL REPRESENTATIONS AND INDEMNIFICATION OF LANDLORD. Tenant hereby agrees that:

               11.1 Tenant acknowledges that its subsidiaries have owned the Premises for an extended period of time prior to the Commencement Date. Accordingly, it is Tenant's obligation at its sole cost and expense to comply with all Environmental Laws with respect to Hazardous Substances existing on the Premises on or prior to the Commencement Date whether or not such is currently known. Such obligation, and any liability that Tenant may have for any breach thereof, shall survive the termination or expiration of this Lease.

               11.2 In the event Tenant discovers or determines the existence on the Premises of any condition resulting from Hazardous Substances that were disposed, discharged, leaked, handled or otherwise present on the Premises prior to the Commencement Date, the presence of which may require investigation, removal or remedial action pursuant to any law, Environmental Law or may be the basis for the assertion of any third party claims, including claims of governmental entities, Tenant shall promptly notify Landlord thereof and Tenant shall, at its sole cost and expense, proceed with all due diligence as may be required by applicable Environmental Laws with respect to Hazardous Substances existing on or prior to the Commencement Date. In the event that Tenant fails to proceed with due diligence, Landlord may, at its option, proceed to take the appropriate action and shall be reimbursed by Tenant therefor.

               11.3 Any Hazardous Substances used by Tenant or its agents, employees, contractors, subtenants, assignees and invitees on, in, or about the Premises will be contained, treated, stored, used and disposed of in a safe manner and in accordance with all Environmental Laws.

               11.4 Tenant will use, keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any Environmental Laws.

               11.5 Neither Tenant nor its agents, employees, contractors, subtenants, assignees and invitees will use the Premises in a manner which causes any Hazardous Substance to be deposited, and will not deposit any Hazardous Substance, except in compliance with Environmental Laws, into the atmosphere, into the soil or into the ground water of the Premises. If Tenant or its agents, employees, contractors, subtenants, assignees or invitees shall cause or permit a "release," as such term is defined in the Environmental Laws, unless the release occurs after termination of the Lease, or from off-site, Tenant, upon actual knowledge thereof, will promptly notify Landlord in writing of such release and begin investigation and remediation of such release and complete such remediation at Tenant's own cost and expense as required by the Environmental Laws.

               11.6 Tenant shall indemnify, defend and hold harmless Landlord, its officers, directors, employees, shareholders, affiliates, successors and assigns (the "Indemnitees") against any and all damages, claims (including without limitation, third party claims of personal injury or real or personal property damages), costs, losses (including losses of value and income), legal, accounting, actions, causes of action, consulting, engineering, investigation, remediation and removal costs, and other expenses whether at law, in equity, or administrative (including without limitation attorneys' fees and court costs) (hereinafter collectively referred to as "Claims"), which may be imposed upon, incurred by or asserted against any of the Indemnitees by any other party or parties, including without limitation a governmental entity, arising out of or in connection with the breach by Tenant of Tenant's covenants in this Section 11. This obligation by Tenant to indemnify, defend, and hold harmless the Landlord includes, without limitation, costs incurred by the Indemnitees for or in connection with any investigation of site conditions or any cleanup, remedial, monitoring, restoration or closure work required by any federal, state, or local governmental agency or political subdivision, or any third party action, because of any Hazardous Substances present in the soil, air, surface or ground water, on, under, or about the Premises, including, without limitation, any sums paid in settlement of claims, penalties, attorneys' fees, court costs, consultant and laboratory fees, as a result of Tenant's and its agents', employees', contractors', subtenants', assignees' and invitees' activities on or in connection with the Premises, but excluding that portion of any damages to the extent caused by Indemnitees or any of their respective agents.

               11.7 Promptly upon becoming aware of any matter described above to which the indemnity applies, Landlord shall provide Tenant with notice of the same provided that any delay in providing such notice shall not impair the indemnity hereunder unless the delay actually causes prejudice to the Tenant, and the Indemnitees shall reasonably cooperate with Tenant in the defense of the matter. Tenant's obligations pursuant to the indemnity in Subsection 11.4 above shall survive the termination or expiration of this Lease.

               11.8 As used herein, the term "Hazardous Substances" shall mean all hazardous substances, hazardous wastes, hazardous materials, toxic materials, or toxic substances and any other substances, including asbestos, petroleum and its by-products, the remediation, disposal, storage, production, or use of which is regulated by federal, state or local laws, ordinances, regulations, permit conditions, administrative orders and similar requirements pertaining to health, safety and the environment, including, but not limited to, substances listed under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Hazardous Materials Transportation Act, 42 U.S.C. Section 1801 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the California Hazardous Waste Control Law, Cal. Health and Safety Code Section 25100 et seq.; and the Porter-Cologne Water Quality Control Act, Cal. Water Code Section 13000 et seq., as each may be amended from time to time (herein referred to as "Environmental Laws").

        12. INDEMNIFICATION OF LANDLORD. Tenant shall defend, indemnify and hold Landlord harmless from any and all claims, demands, judgments, damages, liabilities, costs, expenses and losses, including attorneys' fees and court costs, arising from Tenant's use of the Premises or use of the Premises by any party holding under Tenant, or from the conduct of Tenant's business, or from the conduct of the business of any party holding under Tenant, or from any activity, work or things done in or about the Premises except to the extent caused by the active negligence or willful misconduct of Landlord. Tenant further agrees to defend, indemnify and hold Landlord harmless from any and all claims, demands, judgments, damages, liabilities, costs, expenses and losses arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease. If any action or proceeding is brought against Landlord by reason of any such matters, Tenant agrees to defend such action or proceeding at Tenant's sole expense by counsel reasonably satisfactory to Landlord. If Landlord receives insurance proceeds with respect to any claim or loss for which it is insured pursuant to the terms of this Lease, Tenant shall reduce its payment to Landlord pursuant to this Section 12 to the extent of such proceeds. The provisions of this Section 12 shall survive the expiration or prior termination of this Lease with respect to any claims or liability relating to matters occurring after the Commencement Date and prior to such expiration or termination.

        13.    INSURANCE.

               13.1 Tenant shall, at Tenant's expense, obtain and keep in force during the entire term of this Lease a Comprehensive General Liability policy (including Premises Liability and Contractual Liability, Occurrence form) insuring Landlord and Tenant against covered liability arising out of the Premises or its use, occupancy or maintenance, including all areas appurtenant thereto. Such insurance shall name Landlord as an additional insured and shall provide coverage in limits of at least $5,000,000 combined single limit for bodily injury or death to any one person, $20,000,000 for bodily injury or death to any number of persons in respect of any one accident or occurrence and $1,000,000 for property damage in respect of one accident or occurrence. Tenant may maintain up to a $2,000,000 deductible on the insurance required in this Subsection 13.1. The insurance coverage limits required under this
        Section 13.1 shall be increased every three years to reflect any increases in the Consumer

        Price Index for All Urban Consumers U.S. City Average, All Items (base years 1982-84 = 100), published by the United States Department of Labor, Bureau of Labor Statistics.

               13.2 Tenant shall, at Tenant's expense, obtain and keep in force during the entire term of this Lease a policy of insurance covering loss or damage to all improvements, fixtures and equipment located upon or affixed to the Parcels, including, without limitation, walls (interior and exterior), foundations, ceilings, roofs (interior and exterior), floors, windows, doors, plate glass and skylights located within the Premises, all plumbing, electrical, elevator and lighting facilities and equipment in, on or about the Parcels, all landscaping, driveways, parking lots, fences and signs located on the Parcels and sidewalks and parkways adjacent to the Parcels, and any personal property or fixtures of Tenant located on or affixed to the Parcels, in the amount of the full replacement value thereof, as the same may exist from time to time, against (i) all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, and special extended perils ("all risk" as such term is used in the insurance industry), and
        (ii) flooding. Said insurance shall name Landlord as loss payee and shall provide for payment of loss thereunder to Landlord and Tenant as their interests may appear. Tenant may maintain up to a $500,000 deductible on the insurance required in this Subsection 13.2.

               13.3 Tenant shall, at Tenant's expense, obtain and keep in force during the entire term of the Lease a policy or policies of boiler and machinery insurance, if applicable, in an amount not less than one hundred percent (100%) of the actual replacement value thereof (including the cost of debris removal but excluding foundations and excavations and land).

               13.4 Tenant may self-insure for the insurance required in Subsections 13.1, 13.2 and 13.3 in an aggregate amount not to exceed five percent (5%) of Tenant's tangible net worth (as determined by certified financial statements not more than twelve (12) months old) upon providing notice to Landlord and Tenant shall, to the extent self-insured, be responsible for all amounts which would have been payable by an insurer if Tenant had not elected to self-insure. All deductibles shall be considered self-insurance and shall be subject to all provisions in this Lease governing insurance coverage, including any provisions concerning a waiver of subrogation.

               13.5 Tenant shall, at Tenant's expense, obtain and keep in force during the entire term of the Lease a policy or policies of Workers' Compensation Insurance, including Employers' Liability Insurance, or qualified self-insurance, which is in full compliance with the applicable Workers' Compensation or similar laws.

               13.6 Tenant shall deliver to Landlord certificates evidencing the existence and amounts of such insurance, with loss payable clauses as required by this Section 13. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord. Tenant shall, at least thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or if Tenant fails to furnish such renewals, then Landlord may, upon ten days written notice to Tenant, order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand.

               13.7 Tenant shall not carry concurrent insurance insuring against the risks against which insurance is required hereunder unless such concurrent insurance satisfies all of the requirements for Tenant's insurance set forth in this Lease (including but not limited to naming Landlord as an additional insured).

               13.8 So long as there exists a sublessee of any portion of the Premises which is required, by the terms of its sublease, to carry insurance which is no less comprehensive than that described above, and which names Landlord as an additional insured thereon or loss payee thereof, as the case may be, then Tenant shall have no obligation during the term of such sublease to carry the insurance required hereunder with respect to such portion of the Premises as long as such sublessee actually maintains such required insurance.

        14. WAIVER OF SUBROGATION. Except as otherwise provided in this Lease, to the extent they receive payment for any loss or damage arising out of or incident to perils occurring in, on or about the Premises, Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for such loss or damage, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, but only to the extent permitted by the parties' insurance carriers. Tenant and Landlord shall use their best efforts to obtain waiver of subrogation endorsements from such carrier or carriers.

        15. UTILITIES AND SERVICES. Tenant shall, during the entire term of this Lease, procure and pay for all utilities and services supplied to the Premises, including but not limited to water, gas, heat, light, power, telephone, security, and janitorial services, together with any taxes thereon.

        16. REAL PROPERTY TAXES. Tenant shall pay directly to each County Tax Collector, or other appropriate assessing authority, as it becomes due and not less than ten (10) days before delinquency, the amount of the Real Property Tax, as defined in Subsection 16.1, applicable to the Premises during the term of this Lease. Notwithstanding the foregoing, Tenant shall have no obligation to pay for the Real Property Taxes due for the period prior to the Commencement Date, even if those Real Property Taxes are not assessed until after the Commencement Date. Further, Tenant shall have no obligation to pay any penalties or interest assessed with respect to the Premises for a period prior to the Commencement Date, even if such penalties or interest are not assessed until after the Commencement Date. If payments made by Tenant are applied by the assessing authority to unpaid Real Property Taxes (including without limitation, any interest or penalties thereon) respecting a period prior to the Commencement Date, then Landlord shall be responsible for the Real Property Taxes (and all resulting interest and penalties thereon) which Tenant had attempted to pay, but which were diverted to pay earlier Real Property Taxes (including without limitation, all interest and penalties included therein). If any Real Property Taxes constituting assessments are, at the election of the taxpayer, payable in installments, Landlord shall make an election to make such payments in installments and Tenant shall be responsible for the payment of the installments of such Real Property Taxes as shall be due and payable during the term of this Lease.

               16.1 As used herein, "Real Property Tax" shall mean any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises, including any tax, fee, levy, assessment or charge
        (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included, (ii) the nature of which was hereinbefore included within this definition, or (iii) which is imposed by reason of this lease transaction, any modifications or changes hereto, or any transfers hereof.

               16.2 During the term of this Lease, Tenant shall reimburse to Landlord, upon presentation of a written invoice therefor, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto: (i) upon, allocable to, or measured by or on the gross or net rent payable hereunder, including without limitation any gross income tax or excise tax levied by any State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; or (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (iii) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures, and other personal property of Tenant or leasehold improvements, alterations, additions, located in the Premises.

               16.3 Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere. Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's said personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten
        (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

               16.4 Tenant may contest the imposition of any taxes, including without limitation, the current assessment, and if required by law, Landlord shall join in any such proceedings brought by Tenant. However, Tenant shall pay the costs and fees of the proceedings. Upon the final determination of any proceeding or contest, Tenant shall pay the taxes due, together with all costs, charges, interest and penalties incidental to the proceedings if Tenant does not pay the taxes when due and contests such taxes. Tenant shall not be in default under the Lease for nonpayment of such taxes so long as the taxes are paid under protest if such payment under protest is necessary to prevent the property from being sold under a "tax sale" or similar enforcement proceeding.

        17.    DAMAGE OR DESTRUCTION.

               17.1 In the event that any structure located on the Parcels is damaged or destroyed, then Tenant shall repair or rebuild such structure to substantially the condition in which it was immediately prior to the casualty, but in no event shall Tenant be required to repair or rebuild non-functional or decorative items (e.g., statues).

               17.2 Tenant shall commence to rebuild or repair the Premises promptly after such damage or destruction, provided that all permits required for such work have been obtained at the time necessary with the Tenant using reasonable diligence to obtain such permits, and shall proceed with diligence to complete the restoration. If Tenant is not able to obtain permits to restore the Premises as required hereunder, then Tenant shall repair or rebuild the Premises as required hereunder to the maximum extent to which it can obtain permits to do so. Tenant shall not have the right to terminate this Lease as the result of any damage to or destruction of the Premises, and Tenant hereby waives the right to do so under any applicable statute, code, case law or other legal doctrine. This Lease shall remain in full force and effect, and Tenant shall be entitled to an equitable abatement of the Rent during the time and to the extent any portion of the Premises is unfit for occupancy; provided, however, that the amount of such abatement shall not exceed the amount of loss of rents or business interruption insurance proceeds, if any, payable to Landlord by reason of such damage or destruction. In the event Tenant is obligated to rebuild the Premises pursuant to this Section 17, then all insurance proceeds arising out of insurance coverage procured by Landlord (other than loss of rents insurance or business interruption insurance), if any, shall be made available to Tenant to pay for the cost of such repair, rebuilding or restoration.

        18.    CONDEMNATION.

               18.1 In the event that all or any portion of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, or conveyed by Landlord in lieu thereof (a "Taking"), Tenant may require that Landlord rebuild or repair the portion of the Premises taken so that the same will be in substantially the same condition it was prior to the Taking. Notwithstanding the foregoing, Landlord shall only be obligated to rebuild or restore the portion of the Premises subject to the Taking to the extent of the award Landlord receives for such Taking pursuant to Section 18.2.

               18.2 Upon a permanent Taking, Landlord and Tenant shall be entitled to the following portions of the award (less the costs and fees incurred in the collection thereof) in no order of priority:

                      (a) To Tenant, an amount equal to the fair market value of its personal property and fixtures that it is entitled to remove at the expiration or earlier termination of this Lease and that are condemned as part of the Taking;

                      (b) To Tenant, an amount equal to the damages Tenant
               suffers as a result of the interruption of its business from the Taking; and

                      (c) To Landlord, the balance of the award.

        In no event shall Tenant be entitled to any award for the value of its leasehold interest. If Landlord and Tenant are not able to obtain separate awards from the condemning authority for the above amounts, then such amounts shall be determined by the mutual agreement of the parties, or if the parties are unable to agree, then by binding arbitration in accordance with the rules of the American Arbitration Association then in effect.

               18.3 In the event of a permanent Taking, the Rent shall be equitably abated in proportion to the Base Rent fairly allocable to the part of the Premises so taken, and Landlord shall be obligated to restore the Premises only to the extent of any severance damages received as part of the condemnation award. The amount of the abatement shall be determined by the mutual agreement of the parties, or if the parties are unable to agree, then by binding arbitration in accordance with the rules of the American Arbitration Association then in effect.

               18.4 No temporary Taking of the Premises and/or of Tenant's rights therein or under this Lease shall terminate this Lease or give Tenant any right to abatement of Rent hereunder. Any award made to Tenant by reason of any such temporary Taking shall belong entirely to Tenant and Landlord shall not be entitled to share therein.

        19.    DEFAULT.

               19.1 The following events shall be deemed to be events of default by Tenant under this Lease:

                      (a) Tenant shall fail to make any payment of Rent or any
               other payment required to be made by Tenant hereunder, as and when due, and such failure shall continue for a period of five
               (5) business days after receiving written notice of said failure; or

                      (b) Tenant shall fail to comply with any term, provision
               or covenant of this Lease other than a default pursuant to Subsection (a) of this Section, and shall not cure such failure within thirty (30) days of receiving written notice of such failure provided, however, that if the default cannot reasonably be cured within such 30-day period, including by reason of having to regain possession of the Premises from a sublessee, Tenant shall not be in default of this Lease if Tenant shall commence to cure the default, including commencing an action to regain possession of the Premises, within said 30-day period and diligently continues to prosecute the cure; or

                      (c) The leasehold interest of Tenant shall be levied upon
               under execution or be attached by process of law or Tenant shall fail to contest diligently the validity of any lien or claimed lien and give sufficient security to Landlord to insure payment thereof or shall fail to satisfy any judgment rendered thereon and have the same released, and such default shall continue for thirty (30) days after written notice thereof to Tenant; or

                      (d) Tenant shall become insolvent, admit in writing its
               inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal or any state bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof, or have filed against it a case or proceeding under any such law or statute which is consented to or acquiesced in by Tenant, results in the entry of an order for relief, or remains undismissed for ninety (90) days; or

                      (e) A court of competent jurisdiction shall enter an
               order, judgment or decree adjudicating Tenant a bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, or any state thereof, as now in effect or hereafter amended, and such order, judgment or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of entry thereof.

               19.2 Landlord's failure to perform any of its obligations under this Lease shall constitute a default by Landlord under the Lease if the failure shall continue for thirty (30) days after written notice of the failure from Tenant to Landlord. If the required performance cannot be completed within thirty (30) days, Landlord's failure to perform shall constitute a default under the Lease unless Landlord undertakes to cure the failure within thirty (30) days and diligently prosecutes the cure to completion as soon as reasonably possible.

        20.    REMEDIES.

               20.1 In case of an event of default by Tenant hereunder (as defined in Section 19), Landlord shall not terminate this Lease unless such default is not cured as provided herein and is a "material default." For purposes of this Lease, a "material default" shall mean
        (i) a default described in Subsection 19.1(a), (ii) the failure to carry insurance required hereunder to be carried by Tenant, (iii) the failure to repair or maintain the Premises as required under the Lease, (iv) a default described in Subsection 19.1(b-e) that is likely to result in a cost, loss of value or liability to Landlord of five million dollars ($5,000,000) or more, or (v) a material incurable default. In circumstances where Landlord has no right to terminate this Lease or where Landlord chooses not to terminate this Lease, Landlord shall have all other remedies available at law or in equity, including the right to sue for rent as it comes due and the right to obtain damages from Tenant for breach of contract.

               20.2 Upon the occurrence of any material default (as defined in Subsection 20.1), Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to terminate this Lease by written notice thereof to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof in accordance with applicable state law, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

                      (a) The worth at the time of award of any unpaid Rent
               which has been earned at the time of such termination (as used in this subparagraph (a) and (b) of this Section 20, the "worth at the time of award" shall be computed by allowing interest from the date the sums became due at the lesser of (i) the 30-day LIBOR rate (as published in the Wall Street Journal) plus 600 basis points (the "Default Interest Rate"), or (ii) the maximum rate permitted by law); plus

                      (b) The worth at the time of award of the amount by which
               the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                      (c) The worth at the time of award of the amount by which
               the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided (as used in this subparagraph
               (c), the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%); plus

                      (d) Any other amount necessary to compensate Landlord for
               all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, attorneys' fees and court costs, brokerage commissions and advertising expenses incurred; and

                      (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

               20.3 In addition to the remedies provided above, Landlord has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).

               20.4 Upon a default of Tenant hereunder, Landlord, upon ten (10) days written notice, may cure such default of Tenant and Tenant shall, immediately upon demand, reimburse Landlord for any and all reasonable expenses incurred by Landlord to cure such default.

               20.5 No act by Landlord shall terminate this Lease other than the written notice specified above. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach of the same or any other of the terms, provisions, and covenants herein contained. Delay by Landlord in enforcement of one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

               20.6 Tenant waives any right to terminate this Lease or to withhold Rent on Landlord's default under this Lease.

        21. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly provided herein, any amount due to Landlord which is not paid when due shall bear interest at the Default Interest Rate (as defined in Section 20.2(a)), but in no event greater than the maximum amount permitted to be contracted for under applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

        22. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part thereof after termination hereof by lapse of time or otherwise the Rent prorated on a daily basis and all damages and expenses sustained by Landlord by reason of such retention as provided in this Lease. Tenant hereby indemnifies and holds Landlord harmless from any loss or liability resulting from such holding over and delay in surrender. If Landlord gives notice to Tenant of Landlord's election thereof, such holding over shall constitute renewal of this Lease for a period of time from month-to-month at One Hundred Twenty Percent (120%) of the Base Rent, but if the Landlord does not so elect, acceptance by Landlord of rent after such termination shall not constitute a renewal. This provision shall not be deemed to waive Landlord's right of reentry or any other right hereunder or at law.

        23. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without interference from Landlord subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

        24. ESTOPPEL CERTIFICATE. Within fifteen (15) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or Landlord's mortgagee or prospective mortgagee, a sworn statement certifying: (a) the Commencement Date, (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications), (c) the date to which the Rent and other sums payable under this Lease have been paid, (d) the fact that, to Tenant's actual knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant's statement, and (e) such other matters reasonably requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Section 24 may be relied upon by any mortgagee, beneficiary, or purchaser of the Premises or any interest therein. Within fifteen (15) days following any written request which any mortgagee or prospective mortgagee may make from time to time (but not more often than twice in any twelve (12) month period), Landlord shall execute and deliver to such mortgagee or prospective mortgagee, a sworn statement certifying as to the same matters described above, except that clause (e) shall refer to matters requested by the mortgagee or prospective mortgagee. Failure to comply with the provisions of this Section 24 shall constitute an event of default under this Lease.

        25. SURRENDER OF PREMISES. Tenant shall, upon the expiration or prior termination of the Term, surrender to Landlord the Premises and all repairs, changes, alterations, fixtures, additions, and improvements thereto in good order and condition, reasonable wear and tear excepted. Notwithstanding the foregoing, Tenant shall have the option, in its sole discretion, to remove any or all personal property owned by Tenant and any or all fixtures installed on the Premises by Tenant, provided that Tenant shall restore any damage to the Premises resulting from such removal. Tenant shall indemnify Landlord against any loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation any claims made by any succeeding tenant founded on such delay.

        26. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be personally delivered or sent by United States certified mail, postage prepaid, or by prepaid express mail or overnight courier addressed to The Times Mirror Company, 1 Times Mirror Square, Los Angeles, California 90053, Attention: Thomas Unterman, or such other person(s) or to such other place(s) as Tenant may from time to time designate in a notice to Landlord. All notices and demands to Landlord shall be personally delivered or sent by United States certified mail, postage prepaid, or by prepaid express mail or overnight courier addressed to TMCT, LLC, C/O The Times Mirror Company, 1 Times Mirror Square, Los Angeles, California 90053, Attention:
Steve Schoch, with a copy to William Stinehart, Jr., C/O Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071-3197, or such other person(s) or to such other place(s) as Landlord may from time to time designate in a notice to Landlord. Notices and demands delivered personally shall be deemed given on the date of delivery; notices and demands delivered by mail shall be deemed given three (3) days after deposit in the United States mail; and notices and demands delivered by express mail or overnight courier shall be deemed given one (1) day after deposit.

        27.    OPTION TO PURCHASE.

               27.1 Tenant shall have the option to purchase the entire Premises (but not less than the entirety) upon the expiration or earlier termination of this Lease; provided, however, that Tenant shall not have the Option to purchase the Premises if this Lease terminates due to a default of Tenant unless such termination was the result of a default of Tenant that was commercially impracticable to cure.

               27.2 To exercise the option to purchase the Premises, Tenant must provide written notice to Landlord not more than eighteen (18) months and not less than three (3) months prior to the expiration of the Lease; except that in the event of the early termination of the Lease due to an uncured default of Tenant that was commercially impractical to cure, Tenant may exercise the option within thirty (30) days following such termination.

               27.3 Tenant's purchase of the Premises pursuant the option shall be in cash at fair market value, which shall be determined as follows:

                      27.3.1 Within thirty (30) days after Landlord receives
               Tenant's written notice exercising the option, Landlord and Tenant shall mutually agree upon and appoint one appraiser to determine the fair market value of the Premises. If Landlord and Tenant are unable to agree upon a single appraiser to appraise the Premises within such thirty day period, then Landlord and Tenant shall each appoint an appraiser within sixty (60) days after Landlord receives Tenant's written notice exercising the option to determine the fair market value of each Property (a single appraiser may appraise more than one Property and Landlord and Tenant shall each use best efforts to minimize the total number of appraisers appointed), and notice of each such appointment shall be given to the other party. For each Property, the appraisers thus appointed shall proceed to determine such fair market value for such Property within thirty (30) days after notice of their appointment.

                      27.3.2 If the parties were unable to agree on a single
               appraiser to appraise the Premises, then within fifteen (15) days after the parties have each appointed appraisers pursuant to Subsection 27.3.1, the appraisers appointed for each Property shall join to appoint a third appraiser to appraise such Property and if they fail so to appoint such third appraiser within such period, the third appraiser shall be appointed by the court exercising such functions in the jurisdiction in which the Property is located unless otherwise agreed in writing by the parties, and such third appraiser shall then individually determine the fair market value for such Property within thirty
               (30) days of notice of appointment.

                      27.3.3 When calculating the fair market value for any
               Property, each appraiser shall appraise the Property as if any capital improvements made to the Property by Tenant had not been made. For purposes of this Lease only, the term "capital improvements" shall exclude repairs and replacements which are intended to preserve the continued functionality of the improvements located on the Property at issue without substantially upgrading the functionality of such improvements or the Property, but shall include improvements which (i) are identifiable new improvements, or (ii) are replacements of existing improvements located on the Property that so substantially upgrade the functionality of the replaced improvements as to be substantially equivalent to an identifiable new improvement. For example, the replacement of the roof on a building located on a Property with a roof of similar quality, or the renovation of existing office space, would not be considered a capital improvement for purposes of this Section 27. Conversely, the installation of a kitchen in a vacant basement (an identifiable new improvement), or the complete renovation of an auditorium including a substantial increase in seating capacity, stage size and quality (substantially equivalent to an identifiable new improvement), would be considered capital improvements for purposes of this Lease.

                      27.3.4 If Landlord and Tenant fail to appoint a single
               appraiser to appraise the Premises, then the average of the fair market values contained in the two closest appraisals shall constitute the fair market value of such Property, and such determination shall be binding upon each of the parties. In the event that there are not two closest appraisals (e.g., if the middle appraisal is exactly halfway between the highest and lowest appraisals), then the middle appraisal shall be binding upon each of the parties. The fair market value of the Premises shall be equal to the sum of the fair market values of each Property.

                      27.3.5 All appraisers appointed hereunder shall be
               competent, qualified by training and experience in the County in which the Property(ies) they are appraising is located, disinterested and independent and shall be members in good standing of the American Institute of Real Estate Appraisers or its successor and all appraisal reports shall be rendered in writing and signed by the appraiser or appraisers making the report.



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

               27.4 The conveyance of the Premises shall be to Tenant or its designated nominee(s), shall be on an "as-is" and "with all faults" basis without warranties of any kind (except that Landlord shall represent and warrant that there are no liens, mortgages or other encumbrances on the Premises that were not present when Landlord obtained title to the Premises, other than those created by, caused by or approved by Tenant or suffered by Landlord through no fault of Landlord), and shall occur at the expiration of the Lease or, in the case of the earlier termination thereof, as soon as reasonably possible after such termination.

               27.5 Landlord shall be solely responsible for all transfer and recording fees and costs in conjunction with a conveyance of the Premises to Tenant. Tenant shall be solely responsible for the cost of any title insurance if the same is desired by Tenant.

        28. DEFINED TERMS AND HEADINGS. The Section and paragraph headings herein are for convenience of reference and shall in no way define, increase, limit, or describe the scope or intent of any provision of this Lease. The term "Landlord" in these presents shall include Landlord, its successors, and assigns. Any indemnification of, insurance of, or option granted to Landlord shall also benefit, include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. The term "Tenant" shall include Tenant and its successors and assigns, subject to any limitation on assignment provided in this Lease. Tenant agrees to furnish promptly upon demand a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of Tenant to enter into this Lease.

        29. ENFORCEABILITY. If for any reason whatsoever any of the provisions hereof shall be unenforceable or ineffective, all of the other provisions shall be and remain in full force and effect.

        30. COMMISSIONS. Each of the parties (i) represents and warrants to the other that neither party has dealt with any broker or finder in connection with this Lease; and (ii) indemnifies and holds the other harmless from any and all losses, liability, costs or expenses (including attorneys' fees), incurred as a result of an alleged breach of the foregoing warranty.

        31. ATTORNEYS' FEES. In the event that any action or proceeding is brought to enforce any term, covenant or condition of this Lease on the part of Landlord or Tenant, the prevailing party in such litigation shall be entitled to reasonable attorneys' fees to be fixed by the court in such action or proceeding.

        32. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the State of California (except for its choice of law provisions) to the fullest extent permitted by each State in which a Parcel is located. Landlord and Tenant each have their principal places of business located in the State of California.

        33. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions contained herein shall be binding upon and inure to the benefit of the permitted heirs, successors, executors, administrators, and assigns of the parties hereto. In the event Landlord sells the Premises or any portion thereof, Landlord shall automatically be relieved of liability for obligations under this Lease arising on and after the date title is conveyed to the purchaser.

        34. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties hereto and supersedes any previous negotiations. There have been no representations made by the Landlord or understandings made between the parties regarding the leasing of the Premises by Tenant other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties hereto.

        35. RECORDATION. Tenant may record this Lease or any memorandum hereof without the prior written consent of Landlord. If requested by Tenant, Landlord shall execute a memorandum of this Lease in recordable form in the form of Exhibit B hereto.

        36. EXHIBITS. Attached to this Lease and a part hereof are exhibits identified as follows: Exhibit A (Legal Description), Exhibit B (Memorandum of Lease).

        37. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        38. SURVIVAL. Except as otherwise expressly provided herein, all obligations, covenants, warranties and representations shall survive the expiration or prior termination of this Lease.

        39. NO JOINT VENTURE. The parties intend by this Lease to establish the relationship of Landlord and Tenant only, and do not intend to create a partnership, joint venture, joint enterprise or any business relationship other than that of Landlord and Tenant.

        40. CALENDAR DAYS AND BUSINESS DAYS. All time periods described in this Lease in terms of days shall mean calendar days unless otherwise provided herein. If any last day for performance of any act falls upon a day either of the parties is not open for business, such last day will be the next following business day.

        41. SUBORDINATION, NONDISTURBANCE AND ATTORNMENT. Tenant shall upon demand execute, acknowledge and deliver to Landlord, any and all instruments that may be reasonably necessary to subordinate this Lease and all rights of Tenant hereunder to the lien of any mortgage or deed of trust on the Premises created pursuant to a new loan or refinancing of an existing loan entered into by Landlord after the date hereof provided that the beneficiary thereunder executes a nondisturbance agreement in recordable form and in form and substance acceptable to Tenant and any Mortgagee whereby the beneficiary agrees (a) that in the event it should become necessary to foreclose said deed of trust it will cause the sale of the Premises to be made subject to this Lease, including without limitation, the provisions for the Additional Terms (provided that the Tenant is not in default past any applicable notice and grace period under this Lease at the time of such foreclosure), and (b) in the event of condemnation or damage by fire, casualty or other causes as covered by fire and extended coverage insurance, the condemnation award or proceeds of such insurance shall be used for reconstruction or otherwise disbursed as provided in this Lease notwithstanding any provision in the mortgage or deed of trust to the contrary.

        42. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

        43. WAIVER. Neither Landlord nor Tenant shall be deemed to have waived the default or breach of any term, covenant or condition of this Lease by the other party unless such waiver shall be in writing and signed by the party charged with such waiver. The acceptance of Rent or any other payment by Landlord shall not be deemed a waiver of any default or breach by Tenant. No waiver by Landlord or Tenant of any default or breach of any term, covenant or condition of this Lease by the other party shall be deemed to be a waiver of any other term, covenant or condition of this Lease, or of any subsequent default or breach by the other party of the same term, covenant or condition of this Lease.

        44. LANDLORD'S ACCESS. Landlord and Landlord's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and for other reasonable and proper purposes.

        45.    BUSINESS IMPROVEMENT DISTRICTS.

               45.1 One of the Properties located in California is currently subject to an annual assessment by the City of Los Angeles because the Property is part of a business improvement district which has as its primary purpose the improvement of the neighborhood in which such Property is located (a "Business Improvement District"). The Property is subject to such Business Improvement District pursuant to a vote in which landowners in the neighborhood voted to form the Business Improvement District and subject their properties to the annual assessment.

               45.2 Tenant may, with Landlord's consent (which shall not be unreasonably withheld, delayed or conditioned), vote in favor of establishing, continuing or terminating any Business Improvement District with respect to any Property. Landlord agrees to promptly execute any documentation or take any other action reasonably necessary to vote to establish, continue or terminate any Business Improvement District pursuant to the terms of this Section 45. Tenant acknowledges that it is required to pay all fees, costs and assessments associated with any Business Improvement District which accrue during the Term of this Lease.

        The parties hereto have executed this Lease as of the date first above written.


                           "LANDLORD"

                           TMCT, LLC,
                           A DELAWARE LIMITED LIABILITY COMPANY

                           By:  THE TIMES MIRROR COMPANY, its
                                Managing Member

                           By: /s/ Thomas Unterman
                              --------------------------------------------
                              Name: Thomas Unterman
                                   ---------------------------------------
                              Title: Senior Vice President and Chief
                                     Financial Officer
                                    --------------------------------------

                           "TENANT"

                           THE TIMES MIRROR COMPANY,
                           A DELAWARE CORPORATION


                           By: /s/ Thomas Unterman
                               -------------------------------------------
                              Name: Thomas Unterman
                                    --------------------------------------
                              Title: Senior Vice President and
                                     Chief Financial Officer
                                     -------------------------------------



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